                                                                   Exhibit 3



                                   BYLAWS

                                     OF

                           PUGET SOUND ENERGY, INC.












































____________________________________________________________________________
Originally adopted on:  May 19, 1997

                                   CONTENTS
SECTION 1. OFFICES.................................................     1

SECTION 2. SHAREHOLDERS............................................     1
   2.1  Annual Meeting.............................................     1
   2.2  Special Meetings...........................................     1
   2.3  Date, Time and Place of Meeting............................     1
   2.4  Business for Shareholders' Meetings........................     1
        2.4.1 Business at Annual Meetings....... ..................     1
        2.4.2 Business at Special Meetings...... ..................     2
        2.4.3 Notice to Corporation................ ...............     2
   2.5  Notice of Meeting..........................................     2
   2.6  Fixing of Record Date for Determining Shareholders.........     2
   2.7  Voting Record..............................................     3
   2.8  Quorum.....................................................     3
   2.9  Manner of Acting...........................................     3
   2.10 Proxies....................................................     4
   2.11 Voting for Directors.......................................     4

SECTION 3. BOARD OF DIRECTORS......................................     4
3.1  General Powers................................................     4
3.2  Number and Tenure.............................................     4
3.3  Nomination and Election.......................................     4
     3.3.1 Nomination..............................................     4
     3.3.2 Election................................................     5
3.4  Annual and Regular Meetings...................................     5
3.5  Special Meetings..............................................     6
3.6  Meetings by Communications Equipment..........................     6
3.7  Notice of Special Meetings....................................     6
     3.7.1 Personal Delivery.......................................     7
     3.7.2  Delivery by Mail.......................................     7
     3.7.3 Delivery by Private Carrier.............................     7
     3.7.4 Facsimile Notice........................................     7
     3.7.5 Delivery by Telegraph...................................     7
     3.7.6 Oral Notice.............................................     8
     3.7.7 In Emergency............................................     8
3.8  Waiver of Notice..............................................     8
     3.8.1 In Writing..............................................     8
     3.8.2 By Attendance...........................................     8
3.9  Quorum........................................................     8
3.10 Manner of Acting..............................................     8
3.11 Action by Board or Committees Without a Meeting...............     8
3.12 Resignation...................................................     8
3.13 Removal.......................................................     8
3.14 Vacancies.....................................................     8
3.15 Compensation..................................................     8
3.16 Executive and Other Committees................................     9
     3.16.1 Creation of Committees.................................     9
     3.16.2 Authority of Committees................................     9








SECTION 4. OFFICERS................................................     9
4.1  Election and Term.............................................     9
4.2  Resignation...................................................     9
4.3  Removal.......................................................     9
4.4  Chief Executive Officer.......................................    10
4.5  Chairman of the Board.........................................    10
4.6  President.....................................................    10
4.7  Vice President................................................    10
4.8  Secretary.....................................................    10
4.9  Treasurer.....................................................    11
4.10 Salaries......................................................    11

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER..............    11
5.1  Issuance of Shares                                                11
5.2  Certificates for Shares.......................................    11
5.3  Stock Records.................................................    11
5.4  Transfer of Shares............................................    12
5.5  Lost or Destroyed Certificates................................    12

SECTION 6. INDEMNIFICATION.........................................    12
6.1  Right to Indemnification......................................    12
6.2  Right of Indemnitee to Bring Suit.............................    13
6.3  Nonexclusivity of Rights......................................    13
6.4  Insurance, Contracts and Funding..............................    13
6.5  Indemnification of Employees and Agents of the Corporation....    14
6.6  Persons Serving Other Entities................................    14

SECTION 7. AMENDMENTS..............................................    14





























                                   BYLAWS
                                     OF
                           PUGET SOUND ENERGY, INC.


                             SECTION 1. OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require from time to time.

                          SECTION 2. SHAREHOLDERS
2.1  Annual Meeting

     The annual meeting of the shareholders shall be held the second Tuesday of May in each year, or on such other date as the Board shall determine, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. In the event that such annual meeting is not held on the date herein provided or as designated by the Board, the Board shall cause such meeting to be held as soon thereafter as shall be convenient.

2.2  Special Meetings

     Special meetings of the shareholders may be called by the Board for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

2.3  Date, Time and Place of Meeting

     Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.4  Business for Shareholders' Meetings

     2.4.1 Business at Annual Meetings

     In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with subsection 2.4.3 hereof, and received by the Secretary not fewer than 120 nor more than 150 days prior to the date of such annual meeting established pursuant to subsection 2.1 hereof (or, if less than 120 days' notice or prior public disclosure of the date of the

                                      1

annual meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this subsection
2.4.1. If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.4.1 and, if, in either case, it is so determined, any such business not properly brought before the meeting shall not be transacted. The procedures set forth in this subsection 2.4.1 for business to be properly brought before an annual meeting by a shareholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, or any successor provision.

     2.4.2 Business at Special Meetings

     At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.5 hereof, shall come before such meeting.

     2.4.3 Notice to Corporation

     Any written notice required to be delivered by a shareholder to the corporation pursuant to subsection 2.4.1 or subsection 2.4.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices in the City of Bellevue, State of Washington.

2.5  Notice of Meeting

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except as may be otherwise required by law.

2.6  Fixing of Record Date for Determining Shareholders

     For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in

                                      2

order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and in case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.7  Voting Record

     At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

2.8  Quorum

     A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.9  Manner of Acting

     If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

                                      3
2.10 Proxies

     A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.11 Voting for Directors

     Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or (unless otherwise provided in the Articles of Incorporation) each such shareholder may cumulate such shareholder's votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of such shareholder's shares. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

                        SECTION 3. BOARD OF DIRECTORS

3.1  General Powers

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2  Number and Tenure

     The Board shall be composed of not less than nine Directors, the exact number to be specified by the Board. The number of Directors may be changed from time to time by the Board, but may not be fewer than nine nor more than
25. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Whenever under the provisions of the Articles of Incorporation the holders of Preferred Stock or Preference Stock of the corporation shall be entitled, voting as a separate group, to elect Directors, the provisions of the Articles of Incorporation with regard to fixing the number of Directors constituting the full Board, the election of Directors, their tenure of office, the filling of vacancies on the Board and the removal of Directors, shall control.

3.3  Nomination and Election

     3.3.1 Nomination

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or
(b) by any shareholder of record entitled to vote for the election of

                                      4
Directors at such meeting; provided, however, that a shareholder may nominate persons for election as Directors only if written notice (in accordance with subsection 2.4.3 hereof) of such shareholder's intention to make such nominations is received by the Secretary (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 120 nor more than 150 days prior to the date of such annual meeting established pursuant to subsection 2.1 hereof (or if less than 120 days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, not later than the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder's notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder;
(c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a shareholders' meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of shares having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this subsection 3.3.1 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

     3.3.2 Election

     Unless otherwise provided in the Articles of Incorporation, at each election of Directors, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

3.4  Annual and Regular Meetings

     By resolution, the Board, or any committee thereof, may specify the time and place for holding regular and annual meetings thereof without notice other than such resolution.




                                      5
3.5  Special Meetings

     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

3.6  Meetings by Communications Equipment

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.
3.7  Notice of Special Meetings

     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

     3.7.1 Personal Delivery

     If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least one day before the meeting.

     3.7.2 Delivery by Mail

     If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

     3.7.3 Delivery by Private Carrier

     If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least two days before the meeting.

     3.7.4 Facsimile Notice

     If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least one day before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

     3.7.5 Delivery by Telegraph

     If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least two days before the meeting.
                                      6

     3.7.6 Oral Notice

     If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least one day before the meeting.

     3.7.7 In Emergency

     The foregoing notwithstanding, in case of exigency, the Chairman of the Board or President, or in their absence the Secretary, may prescribe that shorter notice be given in person or by telephone, telegraph, private carrier or facsimile.

3.8  Waiver of Notice

     3.8.1 In Writing

    Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.8.2 By Attendance

     A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

3.9  Quorum

     One-third of the number of Directors fixed by or in the manner provided in these Bylaws, but not less than three Directors, shall constitute a quorum for the transaction of business at any Board meeting but, if less than such number are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10 Manner of Acting

     If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.11 Action by Board or Committees Without a Meeting

     Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the

                                      7
Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 Resignation

     Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal

     At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the Articles of Incorporation permit cumulative voting in the election of Directors, then a Director may not be removed if the number of votes sufficient to elect such Director if then cumulatively voted at an election of the entire Board or, if there are classes of Directors, at an election of the class of Directors of which such Director is a part, is voted against the Director's removal.

3.14 Vacancies

     Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15 Compensation

     Directors shall receive such compensation for their services as Directors and as members of committees, as may be fixed from time to time by resolution of the Board and expenses, if any, may be allowed for attendance at meetings of the Board or committees thereof; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Any compensation so fixed by the Board shall be subject to revision by the shareholders.

                                      8

3.16 Executive and Other Committees

     3.16.1 Creation of Committees

     By resolution, the Board may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law, including the Washington Business Corporation Act. Each committee must have two or more members, who shall serve at the pleasure of the Board.

     3.16.2 Authority of Committees

     Each committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) adopt, amend or repeal Bylaws, (5) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

                            SECTION 4. OFFICERS

4.1  Election and Term

     The officers of the corporation shall be those officers elected or appointed from time to time by the Board and shall hold office for such period, have such authority and perform such duties as may be prescribed. Any two or more offices may be held by the same person. Unless otherwise provided in a resolution of the Board, a duly elected or appointed officer may appoint one or more officers or assistant officers. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2  Resignation

     Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3  Removal

     Any officer may be removed by the Board at any time, with or without cause.
                                      9

4.4  Chief Executive Officer

     If appointed, the Chief Executive Officer shall preside at all meetings of the Board and shareholders and shall have such other powers as the Board shall by resolution from time to time prescribe. The Chief Executive Officer shall, subject to the control of the Board, supervise and control all the assets, business and affairs of the corporation. The Chief Executive Officer need not be a Director of the corporation.

4.5  Chairman of the Board

     If appointed, the Chairman of the Board shall preside over the meetings of the Board and shareholders in the absence of the Chief Executive Officer and shall perform duties commonly incident to his office, except that if there shall be a Chief Executive Officer, the Chairman of the Board shall not, unless the Chief Executive Officer is absent or disabled, perform such duties as are by these Bylaws or by resolution of the Board delegated exclusively to the Chief Executive Officer. The Chairman of the Board must be a Director of the corporation.

4.6  President

     If appointed, the President shall preside over meetings of the Board and shareholders in the absence of both the Chairman of the Board and the Chief Executive Officer and shall perform the duties commonly incident to his office, except that if there shall be a Chairman of the Board or a Chief Executive Officer the President shall not, unless the Chairman of the Board and the Chief Executive Officer are absent or disabled, perform such duties as are by these Bylaws or by resolution of the Board delegated exclusively to the Chairman of the Board or the Chief Executive Officer, as the case may be. The President shall perform such other duties as are prescribed by the Board from time to time. The President need not be a Director of the corporation.

4.7  Vice President

     In the event of the death or disability of the President or his or her inability to act, any Vice President shall perform the duties and have the powers of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by or at the direction of the Board.

4.8  Secretary

     If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.





                                     10

4.9  Treasurer

     If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. The Treasurer shall be the chief financial and accounting officer of the corporation unless the Board shall have designated to a Vice President or Controller to serve as principal financial or accounting officer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.10 Salaries

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

           SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1  Issuance of Shares

     No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

5.2  Certificates for Shares

     Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the Chief Executive Officer, the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. To the extent any certificate requires signature by the corporation's transfer agent or registrar, such signatures may be either manual or in facsimile. All certificates shall be consecutively numbered or otherwise identified.

5.3  Stock Records

     The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                     11

5.4  Transfer of Shares

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

5.5  Lost or Destroyed Certificates

     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                         SECTION 6.  INDEMNIFICATION

6.1  Right to Indemnification

     Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of an executive officer of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter, an "Indemnitee"), whether the basis of a Proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable laws as then in effect against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such Indemnitee if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable laws then in effect from paying such indemnification; and provided, further, that except as provided in subsection 6.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if a Proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter, an "Advancement of Expenses"). Any Advancement of Expenses shall be made only upon delivery to the corporation

                                     12
of an undertaking (hereinafter, an "Undertaking") by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section and (a) upon delivery to the corporation of a written affirmation (hereinafter, an "Affirmation") by the Indemnitee of his or her good faith belief such Indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this Section or
(b) upon such determination (hereinafter, a "Determination") as may be permitted or required by the Washington Business Corporation Act or other applicable law.

6.2  Right of Indemnitee to Bring Suit

     If a claim under subsection 6.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The Indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an Advancement of Expenses, where the required Undertaking and Affirmation or Determination have been tendered to or made by the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.
Neither the failure of the corporation (including its Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or shareholders) that the Indemnitee is not so entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.


6.3  Nonexclusivity of Rights

     The right to indemnification and the Advancement of Expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

6.4  Insurance, Contracts and Funding

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, employee or agent of the

                                     13
corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

6.5  Indemnification of Employees and Agents of the Corporation

     The corporation may, by action of the Board, grant rights to indemnification and Advancement of Expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and Advancement of Expenses of Directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

6.6  Persons Serving Other Entities

     Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the corporation and entitled to indemnification and Advancement of Expenses under subsection 6.1 hereof.

                            SECTION 7.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority vote of the entire Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

     The foregoing Bylaws were adopted by the Board of Directors on April 8, 1997.


                                               s/s James W. Eldredge
                                               ---------------------
                                                   James W. Eldredge
                                                      Secretary











                                     14